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                                                                  EXHIBIT 10.jjj


               CONFIRMATORY ASSUMPTION AND REAFFIRMATION AGREEMENT

      This Confirmatory Assumption and Reaffirmation Agreement is entered into as of this 23rd day of January, 1997 by and among COPLEY PLACE ASSOCIATES, LLC., a Delaware limited liability company ("Copley"), COPLEY PLACE ASSOCIATES NOMINEE CORPORATION, a Delaware corporation ("Nominee"), COPLEY FUNDING CORPORATION, a Delaware corporation ("Funding"), COPLEY FINANCING CORPORATION, a Delaware corporation ("financing"), and THE AETNA CASUALTY AND SURETY COMPANY, a Connecticut corporation ("Aetna").

                                   WITNESSETH:

      WHEREAS, Copley Place Associates, an Illinois general partnership ("CPA"), executed and delivered that certain Purchase Money Wrap-Around Installment Note Secured by Mortgage dated as of September 1, 1983, as amended by that certain First Amendment to Purchase Money Wrap-Around Installment Note Secured by Mortgage dated as of March 1, 1992 (as so amended, the "Copley Mortgage Note");

      WHEREAS, the Copley Mortgage Note, together -with the security instruments related thereto, was absolutely assigned by the original holder thereof to Funding;

      WHEREAS, Funding executed and delivered a series of notes to the order of Financing, and assigned to Funding as collateral for said notes, among other instruments, the Copley Mortgage Note together with the security instruments related thereto;

      WHEREAS, Financing entered into that certain Financial Guaranty Agreement dated as of March 11, 1985 for the benefit of Aetna (as amended, the "Financial Guaranty Agreement"), and as security for, among other things, Financing's obligations to Aetna pursuant to the Financial Guaranty Agreement, Financing collaterally assigned to Aetna certain instruments including, without limitation, the notes issued from Funding to Financing and the pledge of the Copley Mortgage Note and the security instruments related thereto, all as more particularly set forth in that certain Assignment and Security Agreement dated as of December 21, 1984, as amended;

      WHEREAS, in connection with A 1992 modification of the terms of the Copley Mortgage Note, each of CPA, Funding, Financing, Aetna and certain related parties executed and delivered a series of modifications to the Copley Mortgage Note, the security therefor, the notes payable from Funding to Financing and the security therefor, and the obligations of Financing to Aetna and the security therefor, all as more particularly described in that certain Omnibus Amendment Agreement dated as of March 1, 1992 by and among Funding, Financing, Aetna and Aetna Capital Management, Inc. (the "1992 Omnibus Agreement");


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      WHEREAS, CPA has requested Aetna's consent to a transaction pursuant to which CPA will be merged into Copley, a newly formed Delaware limited liability company, and immediately subsequent to such merger certain interests in Copley will be transferred to a new entity which will become the majority owner of interests in Copley; and

      WHEREAS, it is a condition to Aetna's consent to the proposed transaction that Copley confirm as successor to CPA all obligations under the instruments and documentation previously executed by CPA, and Copley and the parties hereto have agreed to such confirmation and to certain other amendments to such instruments and documentation as more particularly herein set forth.

      NOW THEREFORE, for and in consideration of the foregoing provisions, of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Incorporation of Recitals, All of the foregoing recitals are hereby incorporated herein and made a art of this Agreement.

      2. Definitions. Each capitalized term used in this Agreement and not herein defined shall have the meaning for such capitalized term set forth in the 1992 Omnibus Agreement. All of the documents executed and delivered by any of the parties hereto, including, without limitation, the Copley Funding Notes, the Copley Funding/Copley Financing Collateral Agreements, the Existing Repledge Documents, the Existing Collateral Documents, the Collateral Amendments, the Copley Deposit Agreement (as modified by this Agreement), the Copley Equity Agreement, the 1992 Omnibus Agreement and any and all other instruments or documents executed by any of the parties hereto in connection with this transaction being herein referred to individually as a "Document" and collectively as the "Documents."

      3. Confirmation of Release of Texas Mortgage. The parties hereto acknowledge and agree that the UIDC Deed of Trust Note #1, as modified by the UIDC Deed of Trust Note #1 Amendment, and the UIDC Deed of Trust Note #2, as modified by the UIDC Deed of Trust Note #2 Amendment, have been deemed satisfied, and the UIDC Deed of Trust, as modified by the UIDC Deed of Trust Modification, has been released from the land records of Harris County, Texas by Release of Lien dated as of December 19, 1994. Accordingly, notwithstanding anything to the contrary contained herein, the assumptions and reaffirmations of the Documents as herein set forth shall not be deemed to refer or apply to any of the UIDC Deed of Trust Note #1, as modified, the UIDC Deed of Trust Note #2, as modified, the UIDC Deed of Trust, as modified, the Copley Funding #2 Note, as modified by the Copley Funding #2 Note Amendment or the Copley Funding #3 Note, as amended by the Copley Funding #3 Note Amendment. All other Documents remain in full force and effect as herein provided, with the exception that all references therein to the UIDC Deed of Trust Note #1, as modified by the UIDC Deed of Trust Note #1 Amendment, the UIDC Deed of Trust Note


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#2, as modified by the UIDC Deed of Trust Note #2 Amendment the UIDC Deed of
Trust as modified by the UIDC Deed of Trust Modification, the Copley Funding #2 Note, as modified by the Copley Funding #2 Note Amendment, or the Copley Funding #3 Note, as amended by the Copley Funding #3 Note Amendment shall be deleted to the extent appropriate to reflect that said instruments have been deemed satisfied by all parties hereto with an interest therein.

      4. Assumption and Reaffirmation by Copley. Copley hereby expressly assumes and agrees to pay, perform and be bound by all obligations under, arising from or related to, and all terms and conditions of each of the Documents previously executed by CPA and the indebtedness evidenced and secured thereby, specifically including, without limitation, the Existing Collateral Documents, as amended by the Collateral Amendments, the Copley Deposit Agreement (as modified hereby), the Copley Equity Agreement, and the mortgage securing the Copley Equity Agreement, in each case as if Copley had been the original signatory thereof. This Agreement shall confirm the assumption by Copley of all of CPA's duties and obligations which assumption also occurred by operation of law in connection with the merger of CPA into Copley.

      5. Reaffirmation by Nominee. Nominee hereby reaffirms all terms and conditions of each of the Documents previously executed by Nominee and the indebtedness evidenced and secured thereby, including, without limitation, the Existing Collateral Documents, as amended by the Collateral Amendments, the Copley Equity Agreement, and the mortgage securing the Copley Equity Agreement.

      6. Reaffirmation by Funding. Funding hereby reaffirms all terms and conditions of each of the Documents previously executed by Funding and the indebtedness evidenced and secured thereby, including, without limitation, each of the Existing Repledge Agreements and the 1992 Omnibus Agreement.

      7. Reaffirmation by Financing. Financing hereby. reaffirms all terms and conditions of each of the Documents previously executed by Financing and the indebtedness evidenced and secured thereby, including, without limitation, each of the Existing Repledge Agreements and the 1992 Omnibus Agreement.

      8. References. All references in the Documents to CPA shall hereafter be deemed to refer to and describe Copley. All representations, covenants and warranties of CPA set forth in any of the Documents are reaffirmed by Copley by its execution hereof, except to the extent modified by this Agreement.

      9. Security Agreement. Copley (as Debtor) hereby grants to Aetna (as Creditor) a security interest in all personal property and fixtures described in the Copley Mortgage, and in any other personal property or fixtures constituting part of the Project.

      10. Amendment to Transfer Restrictions in the Documents and Confirmation Control Provisions, The Documents, and specifically the terms of Paragraph 20 of the


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Copley Mortgage, as amended by the Copley Mortgage Modification, are hereby amended to provide that the consent of Aetna to any transfers of the Project (as such term is defined in the Copley Mortgage) or of any transfers of interests in Mortgagor (as defined in the Copley Mortgage, referring individually and collectively to Copley and Nominee) shall continue to be required in accordance with each of the terms of said Paragraph 20, with the sole exception that the requirement that JMB Realty Corporation, a Delaware corporation ("JMB") or an "affiliate" thereof retain at least a fifty-one percent (51%) direct or indirect interest in and "control" of the Project is hereby amended to provide that JMB or an "affiliate" thereof must retain at least a one-third interest (33.33%) in Mortgagor and must continue to manage the Project in accordance with the terms of that certain "Agreement for Purchase of Consulting and other Services" by and between Urban Retail Properties Co., a Delaware corporation, as Consultant, and Overseas Management, Inc., as manager, in the form previously provided to Aetna (the "Consulting Agreement"), provided, however, that any termination of such Consulting Agreement or any material change thereto which occurs without the prior written consent of Aetna may, at Aetna's sole discretion, constitute an Event of Default under the Copley Mortgage. Copley's agreement to the terms of this paragraph 10 is a condition to Aetna's consent to the reduction of JMB's interests in Copley below the 51% threshold currently in the Copley Mortgage, as modified, and Copley by its execution hereof specifically acknowledges the terms and conditions of this paragraph 10. The term "affiliate" as used in this paragraph 10 shall have the identical meaning for such term used in said Paragraph 20 of the Copley Mortgage, as modified.

      11. Amendment to Copley Deposit Agreement. The "Maximum Account Balance," as such term is defined in the Copley Deposit Agreement, is hereafter established at $8,750,000.00, subject to further modification in writing agreed to by each of the parties to this Agreement.

      12. Notices. The Documents are hereby further modified to provide that the address of Aetna is c/o The Aetna Casualty and Surety Company, Travelers Insurance, One Tower Square, Hartford, Connecticut 06183-2030, Attention: Real Estate Investments, and that a copy of all notices given or furnished thereunder shall be delivered to Ruben, Johnson & Morgan, P.C., City place II, Hartford, Connecticut 06103, Attention: Marshall S. Ruben, Esq.

      13. Waiver of Claims or Defenses. Each of the Documents, as modified, and every provision, covenant, condition, obligation, right and power contained in and under each of the Documents, as modified, shall continue in full force and effect. As a material inducement to Aetna to enter into this Agreement, the parties hereto other than Aetna each hereby acknowledge, admit, and agree that, as of the date hereof, there exist no rights of offset, defense, counterclaim, claim, or objection in favor of any of such parties against Aetna with respect to any of the Documents, or, in the alternative, that any such defense, counterclaim, claim, or objection which any or all of them may have or claim, of any nature whatsoever, whether known or unknown, is hereby expressly and irrevocably waived and released. Each of the parties hereto other than Aetna hereby releases and forever discharges Aetna, its directors, officers, employees, administrators, subsidiaries,


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affiliates, attorneys, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, costs, expenses, promises, agreements, duties, liabilities, or obligations, whether in law or in equity, known or unknown, choate or inchoate, which they have had, now have, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the Project, any Document or any transaction contemplated by any Document or this Agreement, from the beginning of time until the date of full execution and delivery hereof.

      14. Costs and Expenses. Copley shall pay all costs, expenses and fees of Aetna in connection with the negotiation, preparation and execution of this Agreement Amendment Agreement including, without limitation, all reasonable attorneys' fees and disbursements.

      15. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

      16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, provided, however, all matters related to the Copley Mortgage or the mortgage securing the Copley Equity Agreement shall be governed by the law of the Commonwealth of Massachusetts.

      17. Headings, etc. All headings and captions preceding the text of the several paragraphs of this Agreement are intended solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

      18. Scope of Modification. Except as expressly provided herein, 'no other terms and provisions of the Documents shall be modified or changed by this Agreement, and the terms and provisions of the Existing Repledge Documents (as amended by this Agreement) and the Existing Collateral Documents (as amended by this Agreement) shall continue in full force and effect.

      19. Exculpation. Any obligations and liabilities of Copley hereunder shall be subject to the exculpatory provisions set forth in paragraph 43 of the Copley Mortgage, which exculpatory provisions shall be deemed for all purposes to apply, in accordance with their terms, to Copley as a limited liability company and to the members thereof.


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        20.     Successors and Assigns.  All provisions of this Agreement
shall be effective on the date hereof, and shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.


COPLEY FUNDING CORPORATION

By: /s/ Paul C. Nielsen
   --------------------------
   Name: Paul C. Nielsen
   Title: Vice President



COPLEY FINANCING CORPORATION

By: /s/ Alan Meadelson
   --------------------------
   Name: Alan Meadelson
   Title: President



COPLEY PLACE ASSOCIATES NOMINEE CORPORATION

By: /s/ Paul C. Nielsen
   --------------------------
   Name: Paul C. Nielsen
   Title: Vice President



THE AETNA CASUALTY AND SURETY COMPANY

By: /s/ Susan W. Lewis
   --------------------------
   Name: Susan W. Lewis
   Title: Vice President



COPLEY PLACE ASSOCIATES, L.L.C., a Delaware limited liability company

By:   JMB Realty Corporation, a Delaware corporation, Member

      By: /s/ Paul C. Nielsen
         ------------------------------
         Name:  Paul C. Nielsen
         Title: Senior Vice President

By:   Overseas Partners Capital Corp., a Delaware corporation, Member

      By: Bruce M. Barone
         ------------------------------
         Name:  Bruce M. Barone
         Title: President


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